Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 20, 2025, is entered into by and among Authentic Brands Group LLC, a Delaware limited liability company (“Authentic”), Guess?, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Authentic, the Company and the Stockholders are sometimes referred to as “Parties” and each, a “Party”. All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth next to such Stockholder’s name on Schedule A hereto (all such Shares collectively, including pursuant to Section 5.4, the “Subject Shares”);

WHEREAS, Authentic, the Company, Glow Holdco 1, Inc., a Delaware corporation (“Parent”), and Glow Merger Sub 1, Inc., a Delaware corporation and an indirectly Wholly Owned Subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, the parties thereto will consummate the transactions contemplated by the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, prior to the execution and delivery of this Agreement, the Special Committee unanimously (a) determined that the Merger Agreement, this Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Unaffiliated Company Stockholders, and (b) resolved to recommend to the Company Board that it (i) determine that the Merger Agreement, this Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Unaffiliated Company Stockholders, (ii) approve and declare advisable the Merger Agreement, this Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Disposition, and (iii) recommend that the holders of the Shares adopt the Merger Agreement and approve the Disposition at any Company Stockholder Meeting; and

WHEREAS, as a condition and inducement to the willingness of Authentic to enter into the Merger Agreement, Authentic has required that each Stockholder agree to, and each Stockholder has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE

1.1 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall (or shall cause the holder of record of its Subject Shares to), in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, all of its Subject Shares (i) in favor of the adoption of the Merger Agreement and the approval of the Merger, the Disposition and the transactions contemplated by the Merger Agreement and any other matters necessary or reasonably requested by Authentic for the timely consummation of the Merger and the transactions contemplated by the Merger Agreement, (ii) against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement or the transactions contemplated by the Merger Agreement, and (iii) against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Subject to the terms of this Agreement, until the consummation of the Closing, each Stockholder shall (or shall cause the holder of record of its Subject Shares to), (x) retain at all times the right to vote the Subject Shares in such Stockholder’s sole or shared discretion on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally and (y) not consent, in their or its capacity as a stockholder of the Company, to matters inconsistent with the voting obligations set forth in the preceding clauses (b)(ii)—(b)(iii). The obligations of each Stockholder specified in this Section 1.1 shall apply whether or not the Merger or any action described above is recommended by the Special Committee or the Company Board or there has been any Change of Recommendation. Except as set forth in this Section 1.1, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against or abstain with respect to any matter presented to the stockholders of the Company. Notwithstanding the foregoing, nothing in this Agreement shall require a Stockholder to exercise any Company Equity Award owned of record or beneficially by such Stockholder at any time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to Authentic, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares, that:

2.1 Authorization; Binding Agreement. Such Stockholder has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. If such Stockholder is not a natural person, (a) such Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and (b) the execution and delivery of this Agreement by such Stockholder has been duly and validly authorized by all necessary entity action on the part of such Stockholder, and no other entity proceedings on the part of such Stockholder are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

2.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance on any assets (including Subject Shares) of such Stockholder (other than one created by a Parent, Merger Sub or Authentic), or (d) violate any Laws applicable to such Stockholder or by which any of its assets (including Subject Shares) are bound, except as would not, in the case of each of clauses (a) through (d), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement. Other than the filings and reports pursuant to and in compliance with the Exchange Act and filings under Antitrust Laws as contemplated by the Merger Agreement, no filings, notifications, approvals or other consents are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by such Stockholder of this Agreement.

2.3 Ownership of Subject Shares; Total Shares. Such Stockholder is, as of the date hereof, and at all times during the term of this Agreement will be, the sole or shared record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of such Stockholder’s Subject Shares, free and clear of any Encumbrance, except for (a) any such Encumbrances disclosed in Company Reports filed with or furnished to the SEC prior to the date of this Agreement and which shall be released or terminated prior to the Closing and shall not impact such Stockholder’s ability to comply with its obligations under this Agreement, (b) any such Encumbrance that may be imposed pursuant to this Agreement and (c) Transfer (as defined below) restrictions under the Securities Act or other applicable Laws. The number of Shares set forth next to such Stockholder’s name on Schedule A constitute all of the shares of “voting stock” of the Company of which such Stockholder is the “owner” (as such terms are defined in Section 203 of the Delaware General Corporation Law) as of the time that the Company Board and the Special Committee approved the Merger Agreement. Without limiting the foregoing, as of the date hereof, other than the Subject Shares and, as applicable, Company Equity Awards, such Stockholder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.

2.4 Voting Power. Such Stockholder has sole or shared voting power with respect to all of the Subject Shares beneficially owned by such Stockholder, and sole or shared power of disposition, sole or shared power to issue instructions with respect to the matters set forth herein and sole or shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. Other than (a) the certificate of incorporation, bylaws or other similar organizational documents of the Company, (b) the Amended and Restated Voting Agreement, dated March 28, 2024, by and between the Company and Paul Marciano (individually and as trustee of the Paul Marciano Trust), and (c) the Amended and Restated Voting Agreement, dated March 28, 2024, by and between the Company and Maurice Marciano (individually and as trustee of the Maurice Marciano Trust), none of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder. Such Stockholder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.

2.5 Reliance. Such Stockholder understands and acknowledges that Authentic is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6 Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Proceeding pending against, or, to the actual knowledge of such Stockholder, threatened in writing against it or any of its assets (including Subject Shares beneficially or of record owned by such Stockholder) before or by any Governmental Entity that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AUTHENTIC

Authentic represents and warrants to the Stockholder that:

3.1 Authorization; Binding Agreement. Authentic has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. Authentic is a legal entity, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The execution and delivery of this Agreement by Authentic has been duly and validly authorized by all necessary limited liability company action on the part of Authentic, and no other limited liability company proceedings on the part of Authentic are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Authentic and constitutes a valid and binding obligation of Authentic enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.2 Non-Contravention. None of the execution and delivery by Authentic of this Agreement, the performance by Authentic of its obligations hereunder or the consummation by Authentic of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which Authentic is a party or by which Authentic may be bound, (b) violate any Law or Order applicable to Authentic or (c) violate any constituent or organizational documents of Authentic, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Authentic’s ability to perform its obligations under this Agreement.

3.3 Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the Knowledge of Authentic, threatened in writing against Authentic before or by any Governmental Entity that would reasonably be expected to prevent or materially delay or impair the consummation by Authentic of the transactions contemplated by this Agreement or otherwise materially impair the ability of Authentic to perform its obligations hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder and Authentic that:

4.1 Authorization; Binding Agreement. The Company has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. The Company is a legal entity, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.2 Non-Contravention. None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which the Company is a party or by which the Company may be bound, (b) violate any Law or Order applicable to the Company or (c) violate any constituent or organizational documents of the Company, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

ARTICLE V

ADDITIONAL COVENANTS

Each Stockholder hereby agrees that:

5.1 No Transfer; No Inconsistent Arrangements.

(a) From and after the date hereof and until this Agreement is validly terminated in accordance with Section 6.2, each Stockholder agrees that it shall not, directly or indirectly, without the prior written consent of Authentic, (i) create or permit to exist any Encumbrance on any of such Stockholder’s Subject Shares (other than, for the avoidance of doubt, any such Encumbrances disclosed in Company Reports filed with or furnished to the SEC prior to the date of this Agreement and which shall be released or terminated prior to the Closing and shall not impact such Stockholder’s ability to comply with its obligations under this Agreement), (ii) transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”) any of such Stockholder’s Subject Shares, or any right, title or interest therein (including any right or power to vote to which such Stockholder may be entitled) (or consent to any of the foregoing), (iii) enter into (or cause to be entered into) any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of such Stockholder’s Subject Shares, (v) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares (other than, for the avoidance of doubt, any existing arrangements described in Section 2.4), (vi) subject to Section 5.6, enter into any Contract or otherwise take any other action that is inconsistent with, or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect as though made on the date of such Contract or action, or (vii) approve or consent to any of the foregoing. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

(b) If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by any Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with Section 6.2.

(c) Notwithstanding the foregoing, the Stockholder may make Transfers of its Subject Shares (i) as Authentic may agree in writing in its reasonable discretion or (ii) upon prior written notice to Authentic to (A) Paul Marciano, Maurice Marciano, Carlos Alberini or any descendant thereof, (B) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals named or described in clause (ii)(A) (including any split-interest charitable trust benefiting any such individual), (C) any trust for the benefit of a spouse or surviving spouse of any individuals named or described in clause (ii)(A), provided, that (1) no distributions of Subject Shares are permitted during such spouse’s lifetime and (2) on termination of the trust, its principal (other than any portion of the principal subject to the right of recovery available to such spouse’s estate under Code Section 2207A, to the extent such right of recovery is actually exercised) is distributed only to one or more individuals or entities named or described in any other clause of this Section 5.1(c)(ii), (D) any private foundation described in Code Section 509(a), supporting organization described in Code Section 509(a)(3) or donor advised fund described in Code Section 509(a)(1) primarily funded by or controlled by any one or more individuals or entities named or described in this Section 5.1(c)(ii), and (E) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or entities named or described in any of the foregoing clauses of this Section 5.1(c)(ii), provided, that, in each case, the transferee of the Transfer shall have, prior to any such Transfer, executed and delivered to Authentic and the Company a counterpart to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute the applicable “Stockholder” for all purposes of this Agreement. Notwithstanding the foregoing, no Transfer of any Subject Shares may be made pursuant to clause (ii) of this paragraph if such Transfer would (1) result in any Subject Shares no longer being subject to the obligations set forth in Section 1.1 or (2) delay, impair or prevent the consummation of the transactions contemplated by the Merger Agreement, including the Merger (it being agreed that any action taken in violation of this sentence shall be null and void ab initio).

5.2 No Exercise of Appraisal Rights. The Stockholder irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of the Subject Shares that may arise in connection with the Merger and agrees not to commence, participate in, assist or knowingly encourage in any way any Proceeding to seek (or demand or file any petition related to) appraisal rights or dissenters’ rights in connection with the Merger.

5.3 Public Announcements, Documentation and Information. Subject to Section 6.15, except as required by applicable Law (including in a Schedule 13D filing (or amendment thereto), which may include this Agreement as an exhibit thereto), none of the Stockholders or their respective Affiliates or Representatives acting on behalf of a Stockholder shall issue or cause the publication of any press release or otherwise make any public statement, disclosure, or communication with respect to the transactions contemplated hereby (including this Agreement) without the prior written consent of Authentic and the Company (such consent, in each case, not to be unreasonably withheld, conditioned or delayed); provided, that if obtaining prior written consent is rendered impractical by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, such Stockholder shall use reasonable best efforts to consult with Authentic and the Company before issuing any press release or making any such public statement. Each Stockholder consents to and hereby authorizes the Company to publish and disclose in the Proxy Statement, the Schedule 13E-3 or any other required filings with the SEC or any other Governmental Entity, as applicable, any information concerning such Stockholder that is required or reasonable to be included therein, including the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement (provided that such Stockholder shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Stockholder by name prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed).

5.4 New Shares; Adjustments. Any Shares of which a Stockholder acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 6.2, whether by purchase, upon exercise or conversion of any securities or otherwise, shall, from and after the date of such acquisition of record or beneficial ownership, and subject to the last sentence of Section 1.1, constitute Subject Shares and be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Subject Shares as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting any Subject Shares, the terms of this Agreement shall apply to the resulting securities and the term “Subject Shares” shall be deemed to refer to and include such securities.

5.5 Waiver of Certain Legal Proceedings. Each Stockholder hereby agrees not to commence, participate in, assist or knowingly encourage in any way, and agrees to take all actions necessary to opt out of any class in, any class action with respect to, any Proceeding, derivative or otherwise, against Authentic, Parent, Merger Sub, the Company or any of their respective successors or their Affiliates and each of their successors and assigns and their respective directors and officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), except to enforce the terms thereof or (b) alleging a breach of any duty of the Special Committee or the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated by the Merger Agreement (including the negotiation or entry into any such agreement); provided, that (i) the foregoing shall not limit any actions taken by such Stockholder in response to any claims commenced against such Stockholder and (ii) the foregoing shall not be deemed a waiver of any rights of such Stockholder for any breach of this Agreement by Authentic, Parent or the Company, or any other breach of any agreement entered into by such Stockholder or any of its Affiliates in connection with the transactions contemplated by the Merger Agreement or this Agreement.

5.6 No Solicitation. Each Stockholder agrees that it shall not, and shall cause its Affiliates and direct its and their respective Representatives not to, directly or indirectly, take any action that would violate Section 8.2(a) (No Solicitation) of the Merger Agreement if such action were taken by the Company or any of its Subsidiaries or its or their respective Representatives. Each Stockholder shall, and shall cause its Affiliates and direct its and their respective Representatives to, immediately terminate and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal, except that, if, pursuant to Section 8.2(b) (Exceptions to No Solicitation) of the Merger Agreement, the Company and its Representatives are permitted to engage with a third party and its Representatives with respect to an Acquisition Proposal, each Stockholder shall, to the extent requested by the Company Board or the Special Committee, be permitted to engage in discussions and negotiations with such third party and its Representatives and take such other actions as the Company or any of its Representatives is permitted to take pursuant to Section 8.2(b) (Exceptions to No Solicitation) of the Merger Agreement.

5.7 Pre-Closing Restructuring. Prior to the Effective Time, but subject to the occurrence of the Condition Satisfaction Date, each Stockholder shall, and each shall cause its applicable Affiliates (which, following the Parent Equity Transfer Effective Time, shall include Parent and Merger Sub with respect to certain of the Stockholders) to, effect the transactions set forth in the Pre-Closing Restructuring Plan, including the Parent Equity Transfer, which are to be effected by such Person; provided, that nothing in the Pre-Closing Restructuring Plan shall require any Stockholder or any of its Affiliates to violate applicable Law or, solely in the case of the Phase I Restructuring, any Contract for which the counterparty’s consent has not been obtained despite the Company’s commercially reasonable efforts. Authentic shall, as promptly as practicable, deliver drafts of the applicable Pre-Closing Restructuring Documentation to the Stockholders for the Stockholders’ review; provided, that the Stockholders shall cooperate with Authentic in requesting information from the Company and its Affiliates as reasonably requested by Authentic in connection with the preparation of the Pre-Closing Restructuring Documentation. Authentic shall implement any timely comments made by the Stockholders to such Pre-Closing Restructuring Documentation in good faith, so long as such comments do not adversely affect Authentic, the Company or any of their respective Affiliates in any material respect, impact the Per Share Merger Consideration or delay, impair or impede the Closing (it being understood that such comments must be consistent with the Pre-Closing Restructuring Plan).

5.8 Certain Obligations.

(a) From and after the date hereof, each Stockholder agrees that such Stockholder shall fully comply with the obligations of Parent or Merger Sub set forth in Section 8.5 (Proxy Statement; Schedule 13E-3 and Other Regulatory Matters) and Section 8.8 (Notification of Certain Matters) of the Merger Agreement as if all references to Parent and Merger Sub therein were instead to such Stockholder.

(b) On the Condition Satisfaction Date, each Stockholder who shall, directly or indirectly, own IPCo Holdings agrees such Stockholder will cause IPCo Holdings to irrevocably accept all of the Parent Equity Interests for no consideration and consummate the Parent Equity Transfer in all respects pursuant to the terms and conditions of the Merger Agreement. From and after the consummation of the Parent Equity Transfer (the “Parent Equity Transfer Effective Time”), each Stockholder who, pursuant to the Parent Equity Transfer, shall directly or indirectly own Parent and Merger Sub, shall cause Parent, Merger Sub and the Surviving Corporation to comply with all of its respective obligations under the Merger Agreement arising from and after the Parent Equity Transfer Effective Time (which shall include, for the avoidance of doubt, the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement).

(c) Each Stockholder, who, pursuant to the Parent Equity Transfer, shall directly or indirectly own Parent and Merger Sub, agrees that, from and after the Parent Equity Transfer Effective Time, such Stockholder shall cause Parent and Merger Sub to take all actions required by Parent and Merger Sub under the Merger Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by nationally recognized overnight courier service upon the Party or Parties for whom it is intended or (b) sent by email. Such communications must be sent to the respective Parties at the following street addresses or email addresses (as may be amended, supplemented or modified from time to time in writing) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 6.1 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to Authentic:

c/o Authentic Brands Group LLC

1411 Broadway, 21st Floor

New York, New York 10018

Attention:	Jay Dubiner
Email:	[Separately provided]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:	Michael Anastasio
Ian Nussbaum
Email:	Michael.Anastasio@lw.com
Ian.Nussbaum@lw.com

if to the Company:

Guess?, Inc.

1444 South Alameda Street

Los Angeles, California 90021

Attention:	Anne Deedwania
Email:	[Separately provided]

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:	Adam M. Turteltaub
Amanda M. Burke
Email:	aturteltaub@willkie.com
aburke@willkie.com

and

O’Melveny & Myers LLP

400 South Hope Street, 19th Floor

Los Angeles, CA 90071

Attention:	John A. Laco Brad Finkelstein Adam Ackerman
Email:	jlaco@omm.com bfinkelstein@omm.com aackerman@omm.com

if to a Stockholder, to such Stockholder’s address or email address set forth across from such Stockholders name on Schedule A,

with a copy to (which shall not constitute notice):

Jones Day

250 Vesey Street

New York, NY 10281-1047

Attention:	Andy Levine Braden McCurrach
Email:	amlevine@jonesday.com bmccurach@jonesday.com

and

McDermott Will & Schulte

2049 Century Park East, Suite 3200

Los Angeles, CA 90067

Attention: Nicole Pearl

Email: npearl@mwe.com

From time to time any Party may provide notice to the other Parties of a change in its address through notice given in accordance with this Section 6.1.

6.2 Termination. This Agreement shall terminate automatically upon the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms, and (b) the termination of this Agreement by written agreement of each Party; provided, however, that the provisions of this Article VI shall survive in full force and effect such termination of this Agreement. Without limiting the foregoing, upon the consummation of the Merger and the transactions contemplated by the Merger Agreement, Article I through Article V shall terminate automatically, without notice or action by any Person and no Party shall have any further obligations or liabilities under such Articles; provided, however, that the provisions of Sections 5.2, 5.3 and 5.5 and the applicable definitions contained or referenced therein shall survive in full force and effect. Nothing set forth in this Section 6.2 shall relieve any Party from liability or damages resulting from any intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in this Agreement or Willful and Material Breach (with such definition being deemed to refer to this Agreement, rather than the Merger Agreement) of this Agreement prior to termination of any provision hereof.

6.3 Interpretation and Rules of Construction. Section 1.3 (Interpretation and Construction) of the Merger Agreement shall apply to, and govern, this Agreement, mutatis mutandis.

6.4 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

6.5 Entire Agreement. This Agreement and the Merger Agreement, and, solely as between Authentic and the Stockholders, the Interim Investors Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

6.6 Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

6.7 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, and any attempted or purported assignment or delegation in violation of this Section 6.7 shall be null and void; provided that, Authentic may transfer or assign its rights, interests or obligations under this Agreement, in whole or from time to time in part, to one or more of its Wholly Owned Subsidiaries as long as such transfer or assignment would not reasonably be expected to have an Authentic Material Adverse Effect (and any such transfer or assignment will not relieve Authentic of its obligations hereunder).

6.8 Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement shall be binding upon and are solely for the benefit of the other Parties hereto, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder.

6.9 Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to (a) enforce specifically the terms and provisions of this Agreement or (b) an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 6.10, in the Chosen Courts, without proof of actual damages or the inadequacy of monetary relief and without posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law or in equity.

6.10 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without regard to the conflict of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 6.10(b)(ii) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) Each Party acknowledges and agrees that any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments and other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 6.10(c).

6.11 Amendments and Waivers. This Agreement may not be amended, modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment or waiver, as applicable, hereto, signed on behalf of each of the Parties. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

6.12 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Parties and no former, current and future Affiliates, assignees, stockholders, limited partners, controlling persons, directors, officers, employees, agents, attorneys or any other Representatives of any Party who are not, themselves, a Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, in no event shall any Party or any of its Affiliates, and each Party agrees not to and to cause its controlled Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party affiliated with the other Party.

6.13 Expenses. Unless specified otherwise herein, all expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or any other transaction contemplated by the Merger Agreement is consummated, except as otherwise set forth in this Agreement or in the Interim Investors Agreement.

6.14 Further Assurances. Upon the reasonable request of Authentic or the Company, each Stockholder will execute and deliver, or cause to be executed and delivered, such further documents and instruments as are reasonably necessary, and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, in each case, to perform its obligations under this Agreement.

6.15 Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement severally and not jointly and with respect to the obligations set forth herein solely in such Stockholder’s capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares, and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company.

6.16 Termination of Letter Agreements. In connection with the transactions contemplated by the Merger Agreement, including the Merger, the Company and each of Maurice Marciano, Paul Marciano and Carlos Alberini acknowledges and agrees that the letter agreements, dated as of March 27, 2025, entered into by and between the Company and each of Maurice Marciano, Paul Marciano and Carlos Alberini are hereby terminated effective as of the Closing without any party thereto having any continuing obligations or liabilities.

(Signature Pages Follow)

The Parties are executing this Agreement on the date set forth in the introductory clause.

GUESS ?, INC.

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: Chief Executive Officer

(Signature Page to Voting and Support Agreement)

The Parties are executing this Agreement on the date set forth in the introductory clause.

AUTHENTIC BRANDS GROUP LLC

By:	/s/ Jay Dubiner
Name: Jay Dubiner
Title: Chief Legal Officer

(Signature Page to Voting and Support Agreement)

The Parties are executing this Agreement on the date set forth in the introductory clause.

PAUL MARCIANO

/s/ Paul Marciano
Name: Paul Marciano

(Signature Page to Voting and Support Agreement)

CARLOS ALBERINI

/s/ Carlos Alberini Name: Carlos Alberini

(Signature Page to Voting and Support Agreement)

NICOLAI MARCIANO

/s/ Nicolai Marciano Name: Nicolai Marciano

(Signature Page to Voting and Support Agreement)

PAUL MARCIANO TRUST

/s/ Paul Marciano Name: Paul Marciano, as trustee of the Paul Marciano Trust, dated February 20, 1986

(Signature Page to Voting and Support Agreement)

PM 2021 EXEMPT TRUST

/s/ Robert E. Armstrong Palma Fiduciary, LLC, as trustee of the PM 2021 Exempt Trust, dated July 12, 2021
By: Robert E. Armstrong
Title: Trust Officer

(Signature Page to Voting and Support Agreement)

MM 2020 EXEMPT TRUST

/s/ Robert E. Armstrong Palma Fiduciary, LLC, as trustee of the MM 2020 Exempt Trust, dated February 19, 2020
By: Robert E. Armstrong
Title: Trust Officer

(Signature Page to Voting and Support Agreement)

MAURICE MARCIANO TRUST

/s/ Paul Marciano Name: Paul Marciano, as trustee of the Maurice Marciano Trust, dated February 24, 1986

(Signature Page to Voting and Support Agreement)

MAURICE MARCIANO FAMILY FOUNDATION, a Nevada nonprofit corporation

By:	/s/ William F. Payne
Name: William F. Payne
Title: President

(Signature Page to Voting and Support Agreement)

ENRG CAPITAL LLC, a California limited liability company

By:	/s/ William F. Payne
Name: William F. Payne
Title: Manager

(Signature Page to Voting and Support Agreement)

G FINANCIAL HOLDINGS, LLC, a California limited liability company

By:	/s/ Michael Karlin
Name: Michael Karlin
Title: Manager

(Signature Page to Voting and Support Agreement)

G FINANCIAL HOLDINGS II, LLC, a California limited liability company

By:	/s/ Michael Karlin
Name: Michael Karlin
Title: Manager

(Signature Page to Voting and Support Agreement)

CAROLEM CAPITAL, LLC, a California limited liability company

By:	/s/ William F. Payne
Name: William F. Payne
Title: Manager

(Signature Page to Voting and Support Agreement)

NEXT STEP CAPITAL LLC, a California limited liability company

By:	/s/ Michael Karlin
Name: Michael Karlin
Title: Manager

(Signature Page to Voting and Support Agreement)

NEXT STEP CAPITAL II LLC, a California limited liability company

By:	/s/ Michael Karlin
Name:	Michael Karlin
Title:	Manager

(Signature Page to Voting and Support Agreement)

NONEXEMPT GIFT TRUST UNDER THE NEXT STEP TRUST

/s/ Paul Marciano
Name: Paul Marciano, as trustee of the Nonexempt Gift Trust under the Next Step Trust, dated July 6, 2011

(Signature Page to Voting and Support Agreement)

EXEMPT GIFT TRUST UNDER THE NEXT STEP TRUST

/s/ Paul Marciano
Name: Paul Marciano, as trustee of the Exempt Gift Trust under the Next Step Trust, dated July 6, 2011

(Signature Page to Voting and Support Agreement)

PAUL MARCIANO FOUNDATION, a Nevada nonprofit corporation

By:	/s/ Paul Marciano
Name:	Paul Marciano
Title:	President

(Signature Page to Voting and Support Agreement)

MAURICE & PAUL MARCIANO ART FOUNDATION, a Nevada nonprofit corporation

By:	/s/ Paul Marciano
Name:	Paul Marciano
Title:	President

(Signature Page to Voting and Support Agreement)

MM CRUT LLC, a Delaware limited liability company

By:	/s/ Mark Silah
Name: Mark Silah Title: Manager

(Signature Page to Voting and Support Agreement)

MM CRUT II LLC, a Delaware limited liability company

By:	/s/ Michael Karlin
Name: Michael Karlin
Title: Manager

(Signature Page to Voting and Support Agreement)

MAURICE MARCIANO CHARITABLE REMAINDER UNITRUST /s/ Robert E. Armstrong
Palma Fiduciary, LLC, as trustee of the Maurice Marciano Charitable Remainder Unitrust, dated October 13, 2014
By: Robert E. Armstrong
Title: Trust Officer

(Signature Page to Voting and Support Agreement)

MAURICE MARCIANO CHARITABLE REMAINDER UNITRUST II

/s/ Robert E. Armstrong
Palma Fiduciary, LLC, as trustee of the Maurice Marciano Charitable Remainder Unitrust II, dated September 30, 2015
By: Robert E. Armstrong
Title: Trust Officer

(Signature Page to Voting and Support Agreement)

G2 TRUST

/s/ David Tordiman
David Tordjman, as trustee of the G2 Trust, dated June 29, 2010

(Signature Page to Voting and Support Agreement)

EXEMPT G2 TRUST

/s/ David Tordiman
David Tordjman, as trustee of the Exempt G2 Trust, dated June 29, 2010

(Signature Page to Voting and Support Agreement)

ALBERINI FAMILY LLC

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: Manager

(Signature Page to Voting and Support Agreement)

CARLOS AND ANDREA ALBERINI TRUST

/s/ Carlos Alberini
Name: Carlos Alberini, as trustee of the Carlos and Andrea Alberini Trust

(Signature Page to Voting and Support Agreement)

Schedule A

[Stockholder Share and notice information]